UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 3, 2015

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Term Loan Agreement

On November 3, 2015, Spirit Realty, L.P. (the “Borrower”), the operating partnership of Spirit Realty Capital, Inc. (the “Company”), entered into a Term Loan Agreement (the “Loan Agreement”) with various lenders and Bank of America, N.A., as administrative agent.

Pursuant to the Loan Agreement, the Borrower may obtain loans in an aggregate amount not to exceed $325,000,000 (subject to increase to up to $600,000,000 pursuant to the accordion feature included in the Loan Agreement). The Loan Agreement permits the Borrower to re-borrow, within a specified period of time, any amounts prepaid thereunder. The Loan Agreement is scheduled to mature on November 2, 2018, but the Borrower may, at its option and subject to the satisfaction of certain conditions and payment of an extension fee, extend the maturity date of the Loan Agreement two times, in each case for a period of up to one year. Loans under the Loan Agreement bear interest at either LIBOR or a specified base rate plus, in each case a spread that varies based upon the leverage or public debt ratings of the Borrower as in effect from time to time. The Loan Agreement contains representations, covenants (including certain financial tests applicable to the Company and its subsidiaries) and defaults that are substantially the same as the corresponding provisions of the Borrower’s Credit Agreement referred to below. The Company has unconditionally guaranteed all obligations of the Borrower under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Revolving Credit Agreement

On November 3, 2015, the Borrower entered into a First Amendment (the “Amendment”) to the Credit Agreement dated as of March 31, 2015 (the “Credit Agreement”) among the Borrower, various lenders and Wells Fargo Bank, N.A., as administrative agent. The Amendment, among other things:

•revised the methodology for calculating the applicable margin;
•revised certain financial covenants and certain related definitions; and
•increased certain default thresholds.

Concurrently with the closing of, and as contemplated by, the Amendment, all of the original subsidiary guarantors of the obligations of the Borrower under the Credit Agreement were released from their obligations under the guaranty. The Company continues to guaranty the obligations of the Borrower under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

The information required by this Item 2.03 relating to the Loan Agreement is contained in Item 1.01 above and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE
A copy of the press release announcing the new Facility is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

10.1	Term Loan Agreement, dated as of November 3, 2015, among Spirit Realty L.P., various financial institutions, as lenders, and Bank of America, N.A., as the administrative agent.
10.2	First Amendment, dated as of November 3, 2015, among Spirit Realty L.P., various financial institutions, as lenders, and Wells Fargo Bank, N.A., as the administrative agent.
99.1	Press release, dated November 3, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Date: November 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Term Loan Agreement, dated as of November 3, 2015, among Spirit Realty L.P., various financial institutions, as lenders, and Bank of America, N.A., as the administrative agent.
10.2	First Amendment, dated as of November 3, 2015, among Spirit Realty L.P., various financial institutions, as lenders, and Wells Fargo Bank, N.A., as the administrative agent.
99.1	Press release, dated November 3, 2015.